Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alight, Inc. 2021 Omnibus Employee Incentive Plan and Alight, Inc. 2021 Employee Stock Purchase Plan of our report dated March 25, 2021, with respect to the consolidated financial statements of Tempo Holding Company, LLC included in its Registration Statement on Form S-1 (No. 333-258350), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

September 10, 2021